Exhibit 99.1

People’s United Financial Reports First Quarter Net Income of $107.9 Million, or

$0.30 Per Common Share

Announces Common Dividend Increase for 25th Consecutive Year

•	Return on average assets of 0.98 percent and return on average tangible common equity of 13.8 percent.

•	Total revenues of $386.2 million, up two percent linked quarter and 16 percent from a year ago.

•	Sustained exceptional asset quality as evidenced by net loan charge-offs as a percentage of average total loans of 6 basis points.

•	Common dividend payout ratio of 56.3 percent.

BRIDGEPORT, CT., April 19, 2018 – People’s United Financial, Inc. (NASDAQ: PBCT) today reported results for the first quarter 2018. Results for the first quarter and comparison periods are summarized below:

($ in millions, except per common share data)
	As of and for the Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
Net income	$107.9	$106.2	$70.8
Net income available to common shareholders	104.4	102.7	67.3
Per common share	0.30	0.30	0.22

Operating earnings[1]	104.4	104.5	68.1
Per common share	0.30	0.31	0.22

Net interest income	$295.8	$292.3	$248.6
Net interest margin	3.05%	3.07%	2.82%

Non-interest income[1]	90.4	87.3	84.7

Non-interest expense[1]	$243.5	$239.7	$226.1

Efficiency ratio	59.4%	56.1%	59.4%

Average balances
Loans	$32,096	$32,271	$29,355
Deposits	32,824	32,879	29,923

End of period balances
Loans	32,104	32,575	29,687
Deposits	32,894	33,056	30,506

[1]	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

“The results this quarter demonstrate our success in enhancing the earnings power of the Company, while continuing to build the franchise for the long-term,” said Jack Barnes, President and Chief Executive Officer. “We are pleased to report record quarterly net income of $107.9 million, or $0.30 per common share, and a return on average tangible common equity of 13.8 percent. While the first quarter is typically a seasonally slower period for loan growth, production in the quarter was also unfavorably impacted by customers remaining cautious across our portfolios. Commercial real estate balances were lower primarily due to continued slow market conditions, heightened competition and elevated payoffs. In addition, commercial real estate balances reflected greater than expected run-off of the transactional portion of the New York multifamily portfolio. Despite the modest decline in loan balances for the quarter, given our diversified business mix and strong commercial loan pipelines at quarter-end, we remain confident the Company can achieve the annual growth goal provided in January. In addition, we are proud to announce our 25th consecutive annual common dividend increase, which demonstrates our commitment to deliver shareholder value through a consistent cash return of capital.”

“We continue to execute on revenue producing initiatives and synergies created by recent acquisitions,” said David Rosato, Senior Executive Vice President and Chief Financial Officer. “As such, we are pleased total revenues increased two percent on a linked-quarter basis driven by both higher net interest income and non-interest income. Net interest margin of 3.05 percent was down two basis points from the fourth quarter. This decline primarily resulted from the unfavorable impact of tax reform on our municipal bond holdings and tax-preferenced items in our commercial & industrial lending portfolio, as well as two fewer calendar days in the first quarter. These declines were partially offset by higher yields on new business and the upward repricing of floating-rate loans. While the first quarter is seasonally higher for expenses, total non-interest expenses increased only two percent from the fourth quarter, reflecting our continued focus on controlling costs.”

	As of and for the Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
Asset Quality
Net loan charge-offs to average total loans	0.06%	0.08%	0.03%
Originated non-performing loans as a percentage of originated loans	0.52%	0.49%	0.55%

Returns
Return on average assets	0.98%	0.96%	0.70%
Return on average tangible common equity	13.8%	13.8%	9.6%

Capital Ratios
People’s United Financial, Inc.
Tangible common equity / tangible assets	7.3%	7.2%	7.4%
Tier 1 leverage	8.5%	8.3%	8.5%
Common equity tier 1	10.1%	9.7%	10.0%
Tier 1 risk-based	10.8%	10.4%	10.8%
Total risk-based	12.6%	12.2%	12.7%

People’s United Bank, N.A. Tier 1 leverage	8.6%	8.5%	8.9%
Common equity tier 1	11.0%	10.7%	11.3%
Tier 1 risk-based	11.0%	10.7%	11.3%
Total risk-based	12.9%	12.6%	13.4%

The Company’s Board of Directors voted to increase the common stock dividend to an annual rate of $0.70 per share. Based on the closing stock price on April 18, 2018, the dividend yield on People’s United Financial common stock is 3.8 percent. The quarterly dividend of $0.1750 per share is payable May 15, 2018 to shareholders of record on May 1, 2018.

People’s United Financial, Inc., a diversified financial services company with $44 billion in total assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine.

1Q 2018 Financial Highlights

Summary

•	Net income totaled $107.9 million, or $0.30 per common share.

•	Net income available to common shareholders totaled $104.4 million.

•	Operating earnings totaled $104.4 million, or $0.30 per common share (see page 13).

•	Net interest income totaled $295.8 million in 1Q18 compared to $292.3 million in 4Q17.

•	Net interest margin decreased two basis points from 4Q17 to 3.05% reflecting:

•	Higher yields on the loan portfolio (increase of ten basis points).

•	Lower yields on the securities portfolio (decrease of two basis points).

•	Higher rates on deposits and borrowings (decrease of six basis points).

•	Two fewer calendar days in 1Q18 (decrease of four basis points).

•	Provision for loan losses totaled $5.4 million.

•	Net loan charge-offs totaled $4.5 million.

•	Net loan charge-off ratio of 0.06% in 1Q18.

•	Non-interest income totaled $90.4 million in 1Q18 compared to $87.3 million in 4Q17.

•	Insurance revenue increased $2.9 million, reflecting the seasonality of commercial insurance renewals.

•	Commercial banking lending fees increased $1.6 million.

•	Customer interest rate swap income decreased $3.7 million.

•	Bank service charges decreased $0.9 million.

•	Net security losses of $9.8 million in 4Q17 include losses totaling $10.0 million incurred as a tax planning strategy in response to tax reform (see page 13).

•	At March 31, 2018, assets under administration, which are not reported as assets of People’s United Financial, totaled $23.6 billion, of which $9.0 billion are under discretionary management, compared to $23.8 billion and $9.1 billion, respectively, at December 31, 2017.

•	Non-interest expense totaled $243.5 million in 1Q18 compared to $239.7 million in 4Q17.

•	Operating non-interest expense totaled $243.5 million in 1Q18 (see page 13).

•	Compensation and benefits expense, excluding $0.6 million of merger-related expenses in 4Q17, increased $8.6 million, primarily reflecting seasonally-higher payroll and benefit-related costs in 1Q18.

•	Professional and outside services expense, excluding $1.0 million of merger-related expenses in 4Q17, increased $0.9 million.

•	Intangible asset amortization expense decreased $2.8 million.

•	Regulatory assessment expense decreased $1.3 million.

•	The efficiency ratio was 59.4% for 1Q18 compared to 56.1% for 4Q17 and 59.4% for 1Q17 (see page 13).

•	The effective income tax rate was 21.4% for 1Q18 and 27.8% for the full-year of 2017.

•	The lower rate in 1Q18 primarily reflects the benefit from a reduction in the U.S. federal corporate income tax rate from 35% to 21%, effective January 1, 2018.

Commercial Banking

•	Commercial loans totaled $23.3 billion at March 31, 2018, a decrease of $433 million from December 31, 2017.

•	The New York multi-family and mortgage warehouse portfolios decreased $149 million and $56 million, respectively, from December 31, 2017.

•	Average commercial loans totaled $23.2 billion in 1Q18, a decrease of $162 million from 4Q17.

•	The average New York multi-family and mortgage warehouse portfolios decreased $70 million and $129 million, respectively, from 4Q17.

•	Commercial deposits totaled $12.0 billion at March 31, 2018 compared to $12.1 billion at December 31, 2017.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.49% at March 31, 2018 compared to 0.47% at December 31, 2017.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $115.7 million at March 31, 2018 compared to $112.4 million at December 31, 2017.

•	For the originated commercial loan portfolio, the allowance for loan losses as a percentage of loans was 0.94% at March 31, 2018 compared to 0.93% at December 31, 2017.

•	The originated commercial allowance for loan losses represented 194% of originated non-performing commercial loans at March 31, 2018 compared to 200% at December 31, 2017.

Retail Banking

•	Residential mortgage loans totaled $6.8 billion at March 31, 2018, an increase of $28 million from December 31, 2017.

•	Average residential mortgage loans totaled $6.8 billion in 1Q18, an increase of $31 million from 4Q17.

•	Home equity loans totaled $2.0 billion at March 31, 2018, a decrease of $65 million from December 31, 2017.

•	Average home equity loans totaled $2.0 billion in 1Q18, a decrease of $42 million from 4Q17.

•	Retail deposits totaled $20.9 billion at both March 31, 2018 and December 31, 2017.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.54% at March 31, 2018 compared to 0.50% at December 31, 2017.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 0.85% at March 31, 2018 compared to 0.78% at December 31, 2017.

Conference Call

On April 19, 2018, at 8 a.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third- party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Access Information About People’s United Financial at www.peoples.com.

INVESTOR CONTACT:

Andrew S. Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

MEDIA CONTACT:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

(dollars in millions, except per common share data)	Three Months Ended
	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Earnings Data:
Net interest income (fully taxable equivalent)	$302.1	$304.1	$295.8	$285.2	$258.1
Net interest income	295.8	292.3	284.6	274.9	248.6
Provision for loan losses	5.4	7.5	7.0	7.1	4.4
Non-interest income (1)	90.4	87.3	89.3	91.6	84.7
Non-interest expense (1)	243.5	239.7	237.1	257.3	226.1
Income before income tax expense	137.3	132.4	129.8	102.1	102.8
Net income	107.9	106.2	90.8	69.3	70.8
Net income available to common shareholders (1)	104.4	102.7	87.3	65.8	67.3

Selected Statistical Data:
Net interest margin (2)	3.05%	3.07%	3.04%	2.96%	2.82%
Return on average assets (1), (2)	0.98	0.96	0.84	0.65	0.70
Return on average common equity (2)	7.5	7.4	6.4	4.8	5.5
Return on average tangible common equity (1), (2)	13.8	13.8	11.8	8.7	9.6
Efficiency ratio (1)	59.4	56.1	57.3	58.4	59.4

Common Share Data:
Earnings per common share:
Basic	$0.31	$0.30	$0.26	$0.20	$0.22
Diluted (1)	0.30	0.30	0.26	0.19	0.22
Dividends paid per common share	0.1725	0.1725	0.1725	0.1725	0.17
Common dividend payout ratio (1)	56.3%	57.1%	66.8%	88.6%	78.3%
Book value per common share (end of period)	$16.43	$16.40	$16.29	$16.18	$15.94
Tangible book value per common share (end of period) (1)	8.93	8.87	8.68	8.99	9.07
Stock price:
High	20.26	19.50	18.26	18.21	19.85
Low	18.18	17.58	15.97	16.44	17.47
Close (end of period)	18.66	18.70	18.14	17.66	18.20
Common shares (end of period) (in millions)	341.01	339.98	337.84	337.51	310.51
Weighted average diluted common shares (in millions)	344.00	341.11	338.82	338.51	311.08

(1)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
(dollars in millions)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Financial Condition Data:
Total assets	$44,101	$44,453	$43,998	$43,023	$40,230
Loans	32,104	32,575	32,384	31,611	29,687
Securities	7,173	7,043	6,914	6,880	6,424
Short-term investments	470	378	303	216	392
Allowance for loan losses	235	234	233	232	231
Goodwill and other acquisition-related intangible assets	2,555	2,560	2,568	2,426	2,136
Deposits	32,894	33,056	32,547	31,815	30,506
Borrowings	3,877	4,104	4,144	4,084	3,183
Notes and debentures	892	902	906	907	904
Stockholders’ equity	5,846	5,820	5,746	5,704	5,195
Total risk-weighted assets (1):
People’s United Financial, Inc.	32,798	33,256	33,029	32,095	30,229
People’s United Bank, N.A.	32,747	33,202	32,981	32,050	30,202
Non-performing assets (2)	174	168	191	198	183
Net loan charge-offs	4.5	6.5	5.2	6.8	2.4

Average Balances:
Loans	$32,096	$32,271	$31,994	$31,400	$29,355
Securities (3)	7,186	7,023	6,559	6,728	6,831
Short-term investments	366	361	347	355	371
Total earning assets	39,648	39,654	38,900	38,483	36,557
Total assets	44,011	44,039	43,256	42,666	40,317
Deposits	32,824	32,879	32,065	32,024	29,923
Borrowings	3,752	3,836	4,010	3,498	3,709
Notes and debentures	895	904	909	907	966
Total funding liabilities	37,471	37,619	36,984	36,429	34,598
Stockholders’ equity	5,821	5,774	5,722	5,696	5,166

Ratios:
Net loan charge-offs to average total loans (annualized)	0.06%	0.08%	0.06%	0.09%	0.03%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	0.58	0.56	0.64	0.67	0.63
Originated allowance for loan losses to:
Originated loans (2)	0.78	0.77	0.77	0.77	0.77
Originated non-performing loans (2)	149.3	155.2	131.6	128.1	140.9
Average stockholders’ equity to average total assets	13.2	13.1	13.2	13.4	12.8
Stockholders’ equity to total assets	13.3	13.1	13.1	13.3	12.9
Tangible common equity to tangible assets (4)	7.3	7.2	7.1	7.5	7.4
Total risk-based capital (1):
People’s United Financial, Inc.	12.6	12.2	12.0	12.6	12.7
People’s United Bank, N.A.	12.9	12.6	12.6	13.3	13.4

(1)	March 31, 2018 amounts and ratios are preliminary.
(2)	Excludes acquired loans.
(3)	Average balances for securities are based on amortized cost.
(4)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	March 31, 2018	Dec. 31, 2017	March 31, 2017
Assets
Cash and due from banks	$402.2	$505.1	$380.8
Short-term investments	470.3	377.5	392.2
Securities:
Trading account securities, at fair value	8.2	8.2	7.8
Equity securities, at fair value	9.5	8.7	8.9
Debt securities available-for-sale, at fair value	3,153.8	3,125.3	3,763.2
Debt securities held-to-maturity, at amortized cost	3,696.3	3,588.1	2,324.0
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	305.2	312.3	319.6

Total securities	7,173.0	7,042.6	6,423.5

Loans held-for-sale	10.4	16.6	17.1

Loans:
Commercial real estate	10,810.4	11,068.7	10,225.3
Commercial and industrial	8,574.1	8,731.1	7,918.3
Equipment financing	3,887.9	3,905.4	2,969.5

Total Commercial Portfolio	23,272.4	23,705.2	21,113.1

Residential mortgage	6,834.2	6,805.7	6,487.7
Home equity and other consumer	1,997.8	2,064.4	2,086.5

Total Retail Portfolio	8,832.0	8,870.1	8,574.2

Total loans	32,104.4	32,575.3	29,687.3
Less allowance for loan losses	(235.3)	(234.4)	(231.3)

Total loans, net	31,869.1	32,340.9	29,456.0

Goodwill and other acquisition-related intangible assets	2,554.9	2,560.0	2,135.8
Bank-owned life insurance	406.0	405.0	348.8
Premises and equipment, net	250.0	253.0	239.4
Other assets	964.6	952.7	836.0

Total assets	$44,100.5	$44,453.4	$40,229.6

Liabilities
Deposits:
Non-interest-bearing	$7,938.6	$8,002.4	$6,669.5
Savings	4,442.1	4,410.5	4,451.7
Interest-bearing checking and money market	15,257.6	15,189.1	14,813.9
Time	5,255.5	5,454.3	4,570.6

Total deposits	32,893.8	33,056.3	30,505.7

Borrowings:
Federal Home Loan Bank advances	2,610.7	2,774.4	2,160.4
Federal funds purchased	805.0	820.0	613.0
Customer repurchase agreements	265.8	301.6	327.7
Other borrowings	195.4	207.8	81.9

Total borrowings	3,876.9	4,103.8	3,183.0

Notes and debentures	891.9	901.6	903.9
Other liabilities	592.4	571.8	442.0

Total liabilities	38,255.0	38,633.5	35,034.6

Stockholders’ Equity
Preferred stock	244.1	244.1	244.1
Common stock	4.4	4.4	4.1
Additional paid-in capital	6,029.0	6,012.3	5,472.7
Retained earnings	1,121.4	1,040.2	960.9
Unallocated common stock of Employee Stock Ownership Plan, at cost	(135.5)	(137.3)	(142.8)
Accumulated other comprehensive loss	(255.8)	(181.7)	(181.9)
Treasury stock, at cost	(1,162.1)	(1,162.1)	(1,162.1)

Total stockholders’ equity	5,845.5	5,819.9	5,195.0

Total liabilities and stockholders’ equity	$44,100.5	$44,453.4	$40,229.6

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per common share data)	Three Months Ended
	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Interest and dividend income:
Commercial real estate	$107.0	$106.2	$105.6	$105.3	$88.6
Commercial and industrial	82.3	80.1	80.0	74.1	64.6
Equipment financing	48.9	47.4	41.5	31.5	31.6
Residential mortgage	54.7	53.4	52.5	52.3	49.3
Home equity and other consumer	20.8	20.7	21.0	19.9	18.4

Total interest on loans	313.7	307.8	300.6	283.1	252.5
Securities	44.0	41.6	37.2	37.9	37.0
Short-term investments	1.2	1.0	1.1	0.9	0.7
Loans held-for-sale	0.2	0.2	0.3	0.1	0.3

Total interest and dividend income	359.1	350.6	339.2	322.0	290.5

Interest expense:
Deposits	41.3	38.3	34.4	30.9	27.1
Borrowings	14.2	12.4	12.7	8.9	7.3
Notes and debentures	7.8	7.6	7.5	7.3	7.5

Total interest expense	63.3	58.3	54.6	47.1	41.9

Net interest income	295.8	292.3	284.6	274.9	248.6
Provision for loan losses	5.4	7.5	7.0	7.1	4.4

Net interest income after provision for loan losses	290.4	284.8	277.6	267.8	244.2

Non-interest income:
Bank service charges	23.8	24.7	25.3	25.0	23.5
Investment management fees	17.7	17.3	16.9	16.3	16.0
Operating lease income	10.7	11.7	10.9	11.0	10.2
Commercial banking lending fees	10.4	8.8	7.0	11.5	8.2
Insurance revenue	9.8	6.9	9.7	7.5	9.1
Cash management fees	6.6	6.5	6.8	6.5	6.3
Brokerage commissions	3.1	2.9	2.8	3.4	3.0
Customer interest rate swap income, net	1.5	5.2	1.9	2.4	2.8
Net security gains (losses) (1)	0.1	(9.8)	—	0.1	(15.7)
Other non-interest income	6.7	13.1	8.0	7.9	21.3

Total non-interest income	90.4	87.3	89.3	91.6	84.7

Non-interest expense:
Compensation and benefits (2)	140.7	132.7	129.9	132.1	127.9
Occupancy and equipment	41.2	41.0	40.2	39.8	38.6
Professional and outside services	18.6	18.7	19.2	28.1	15.5
Regulatory assessments	10.6	11.9	10.3	9.9	9.6
Operating lease expense	9.0	8.9	8.8	8.7	8.8
Amortization of other acquisition-related intangible assets	5.1	7.9	7.9	7.9	6.3
Other non-interest expense (2)	18.3	18.6	20.8	30.8	19.4

Total non-interest expense (1)	243.5	239.7	237.1	257.3	226.1

Income before income tax expense	137.3	132.4	129.8	102.1	102.8
Income tax expense (1)	29.4	26.2	39.0	32.8	32.0

Net income	107.9	106.2	90.8	69.3	70.8
Preferred stock dividend	3.5	3.5	3.5	3.5	3.5

Net income available to common shareholders	$104.4	$102.7	$87.3	$65.8	$67.3

Earnings per common share:
Basic	$0.31	$0.30	$0.26	$0.20	$0.22
Diluted	0.30	0.30	0.26	0.19	0.22

(1)	Includes $10.0 million of security losses incurred as a tax planning strategy in response to tax reform enacted on December 22, 2017, which are considered non-operating, for the three months ended December 31, 2017. Total non-interest expense includes $1.6 million, $3.0 million, $24.8 million and $1.2 million of non-operating expenses for the three months ended December 31, 2017, September 30, 2017, June 30, 2017 and March, 31, 2017, respectively. Income tax expense includes a $6.5 million benefit realized in connection with tax reform, which is considered non-operating, for the three months ended December 31, 2017.

See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 13.

(2)	In accordance with GAAP, effective January 1, 2018, net periodic pension and post retirement benefit costs are reported within other non-interest expense rather than compensation and benefits. Prior period amounts have been reclassified to conform to this presentation.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	March 31, 2018			December 31, 2017			March 31, 2017
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments	$366.4	$1.2	1.35%	$360.7	$1.0	1.16%	$370.5	$0.7	0.81%
Securities (2)	7,186.1	48.0	2.67	7,022.6	49.2	2.80	6,831.4	43.2	2.53
Loans:
Commercial real estate	10,934.2	107.0	3.91	11,101.5	106.2	3.83	10,189.7	88.6	3.48
Commercial and industrial	8,418.6	84.6	4.02	8,533.3	84.3	3.95	7,704.4	67.9	3.53
Equipment financing	3,870.6	48.9	5.06	3,750.4	47.4	5.05	2,980.8	31.6	4.24
Residential mortgage	6,837.1	54.9	3.21	6,806.5	53.6	3.15	6,374.8	49.6	3.11
Home equity and other consumer	2,035.0	20.8	4.09	2,079.0	20.7	3.99	2,105.4	18.4	3.50

Total loans	32,095.5	316.2	3.94	32,270.7	312.2	3.87	29,355.1	256.1	3.49

Total earning assets	39,648.0	$365.4	3.69%	39,654.0	$362.4	3.66%	36,557.0	$300.0	3.28%

Other assets	4,363.3			4,384.6			3,760.3

Total assets	$44,011.3			$44,038.6			$40,317.3

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$7,796.7	$—	—%	$7,855.0	$—	—%	$6,435.0	$—	—%
Savings, interest-bearing checking and money market	19,642.6	24.9	0.51	19,605.7	22.7	0.46	18,907.9	16.4	0.35
Time	5,384.5	16.4	1.22	5,417.8	15.6	1.15	4,580.3	10.7	0.93

Total deposits	32,823.8	41.3	0.50	32,878.5	38.3	0.47	29,923.2	27.1	0.36

Borrowings:
Federal Home Loan Bank advances	2,677.1	10.9	1.63	2,616.7	9.2	1.40	2,711.9	5.8	0.86
Federal funds purchased	608.3	2.3	1.53	690.5	2.3	1.32	607.5	1.2	0.78
Customer repurchase agreements	262.6	0.1	0.18	309.2	0.1	0.19	309.5	0.1	0.19
Other borrowings	203.7	0.9	1.65	219.4	0.8	1.46	79.9	0.2	0.78

Total borrowings	3,751.7	14.2	1.51	3,835.8	12.4	1.29	3,708.8	7.3	0.79

Notes and debentures	895.2	7.8	3.48	904.4	7.6	3.36	965.8	7.5	3.10

Total funding liabilities	37,470.7	$63.3	0.68%	37,618.7	$58.3	0.62%	34,597.8	$41.9	0.48%

Other liabilities	720.1			645.9			553.6

Total liabilities	38,190.8			38,264.6			35,151.4
Stockholders’ equity	5,820.5			5,774.0			5,165.9

Total liabilities and stockholders’ equity	$44,011.3			$44,038.6			$40,317.3

Net interest income/spread (3)		$302.1	3.01%		$304.1	3.04%		$258.1	2.80%

Net interest margin			3.05%			3.07%			2.82%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities are based on amortized cost.
(3)	The fully taxable equivalent adjustment was $6.3 million, $11.8 million and $9.5 million for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

People’s United Financial, Inc.

Loans acquired in a business combination are initially recorded at fair value with no carryover of an acquired entity’s previous established allowance for loan losses. Accordingly, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Originated non-performing loans:
Commercial:
Commercial real estate	$21.0	$23.7	$36.7	$42.9	$23.4
Commercial and industrial	34.6	32.6	34.9	40.2	47.4
Equipment financing	47.7	44.3	54.1	48.2	47.4

Total	103.3	100.6	125.7	131.3	118.2

Retail:
Residential mortgage	35.4	32.7	33.8	30.8	26.3
Home equity	16.1	15.4	14.8	15.8	15.2
Other consumer	—	—	—	—	—

Total	51.5	48.1	48.6	46.6	41.5

Total originated non-performing loans (1)	154.8	148.7	174.3	177.9	159.7

REO:
Commercial	10.6	9.3	6.3	4.3	4.1
Residential	6.8	7.6	4.7	6.7	10.9

Total REO	17.4	16.9	11.0	11.0	15.0

Repossessed assets	1.8	2.5	5.4	9.2	8.2

Total non-performing assets	$174.0	$168.1	$190.7	$198.1	$182.9

Acquired non-performing loans (contractual amount)	$30.1	$29.7	$26.6	$26.4	$22.1

Originated non-performing loans as a percentage of originated loans	0.52%	0.49%	0.59%	0.60%	0.55%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.58	0.56	0.64	0.67	0.63
Tangible stockholders’ equity and originated allowance for loan losses	4.94	4.81	5.60	5.65	5.57

(1)	Reported net of government guarantees totaling $3.0 million at March 31, 2018, $3.1 million at December 31, 2017, $4.0 million at September 30, 2017, $4.2 million at June 30, 2017 and $4.4 million at March 31, 2017.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Allowance for loan losses on originated loans:
Balance at beginning of period	$230.8	$229.2	$227.9	$225.0	$223.0
Charge-offs	(4.4)	(6.4)	(5.8)	(6.7)	(4.6)
Recoveries	1.4	1.2	1.5	1.8	2.2

Net loan charge-offs	(3.0)	(5.2)	(4.3)	(4.9)	(2.4)
Provision for loan losses	3.5	6.8	5.6	7.8	4.4

Balance at end of period	231.3	230.8	229.2	227.9	225.0

Allowance for loan losses on acquired loans:
Balance at beginning of period	3.6	4.2	3.7	6.3	6.3
Charge-offs	(1.8)	(1.5)	(1.0)	(1.9)	—
Recoveries	0.3	0.2	0.1	—	—

Net loan charge-offs	(1.5)	(1.3)	(0.9)	(1.9)	—
Provision for loan losses	1.9	0.7	1.4	(0.7)	—

Balance at end of period	4.0	3.6	4.2	3.7	6.3

Total allowance for loan losses	$235.3	$234.4	$233.4	$231.6	$231.3

Originated commercial allowance for loan losses as a percentage of originated commercial loans	0.94%	0.93%	0.94%	0.94%	0.94%
Originated retail allowance for loan losses as a percentage of originated retail loans	0.36	0.35	0.35	0.35	0.36
Total originated allowance for loan losses as a percentage of:
Originated loans	0.78	0.77	0.77	0.77	0.77
Originated non-performing loans	149.3	155.2	131.6	128.1	140.9

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Commercial:
Commercial real estate	$0.5	$1.5	$1.5	$1.2	$—
Commercial and industrial	1.7	2.1	2.0	1.8	0.8
Equipment financing	1.6	2.0	0.5	2.7	0.5

Total	3.8	5.6	4.0	5.7	1.3

Retail:
Residential mortgage	0.2	0.2	0.1	0.1	0.1
Home equity	0.4	0.5	0.9	0.7	1.1
Other consumer	0.1	0.2	0.2	0.3	(0.1)

Total	0.7	0.9	1.2	1.1	1.1

Total net loan charge-offs	$4.5	$6.5	$5.2	$6.8	$2.4

Net loan charge-offs to average total loans (annualized)	0.06%	0.08%	0.06%	0.09%	0.03%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial Inc. (“People’s United”) results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible common equity ratios, tangible book value per common share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible common equity ratio and tangible book value per common share are used to analyze the relative strength of People’s United’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding operating lease expense, goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, the netting of operating lease expense and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income available to common shareholders those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) merger-related expenses, including acquisition integration and other costs; (iii) writedowns of banking house assets and related lease termination costs; (iv) severance-related costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per common share (“EPS”) is derived by determining the per common share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) diluted EPS, as reported. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible common equity is calculated by dividing operating earnings (annualized) by average tangible common equity. The operating common dividend payout ratio is calculated by dividing common dividends paid by operating earnings for the respective period.

The tangible common equity ratio is the ratio of (i) tangible common equity (total stockholders’ equity less preferred stock, goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per common share is calculated by dividing tangible common equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended
(dollars in millions)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Total non-interest expense	$243.5	$239.7	$237.1	$257.3	$226.1

Adjustments to arrive at operating non-interest expense:
Merger-related expenses	—	(1.6)	(3.0)	(24.8)	(1.2)

Total	—	(1.6)	(3.0)	(24.8)	(1.2)

Operating non-interest expense	243.5	238.1	234.1	232.5	224.9

Operating lease expense	(9.0)	(8.9)	(8.8)	(8.7)	(8.8)
Amortization of other acquisition-related intangible assets	(5.1)	(7.9)	(7.9)	(7.9)	(6.3)
Other (1)	(1.3)	(1.4)	(1.5)	(0.4)	(1.8)

Total non-interest expense for efficiency ratio	$228.1	$219.9	$215.9	$215.5	$208.0

Net interest income (FTE basis)	$302.1	$304.1	$295.8	$285.2	$258.1
Total non-interest income	90.4	87.3	89.3	91.6	84.7

Total revenues	392.5	391.4	385.1	376.8	342.8
Adjustments:
Operating lease expense	(9.0)	(8.9)	(8.8)	(8.7)	(8.8)
BOLI FTE adjustment	0.4	0.8	1.2	1.0	0.4
Net security (gains) losses	(0.1)	9.8	—	(0.1)	15.7
Other (2)	—	(1.3)	(0.2)	—	0.2

Total revenues for efficiency ratio	$383.8	$391.8	$377.3	$369.0	$350.3

Efficiency ratio	59.4%	56.1%	57.3%	58.4%	59.4%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes and real estate owned expenses.
(2)	Items classified as “other” and (deducted from) added to total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING EARNINGS

	Three Months Ended
(dollars in millions, except per common share data)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Net income available to common shareholders	$104.4	$102.7	$87.3	$65.8	$67.3

Adjustments to arrive at operating earnings:
Merger-related expenses	—	1.6	3.0	24.8	1.2
Security losses associated with tax reform (1)	—	10.0	—	—	—

Total pre-tax adjustments	—	11.6	3.0	24.8	1.2
Tax effect (2)	—	(9.8)	(1.0)	(8.0)	(0.4)

Total adjustments, net of tax	—	1.8	2.0	16.8	0.8

Operating earnings	$104.4	$104.5	$89.3	$82.6	$68.1

Diluted EPS, as reported	$0.30	$0.30	$0.26	$0.19	$0.22

Adjustments to arrive at operating EPS:
Merger-related expenses	—	0.01	—	0.05	—
Security losses associated with tax reform	—	0.02	—	—	—
Tax benefit associated with tax reform	—	(0.02)	—	—	—

Total adjustments per common share	—	0.01	—	0.05	—

Operating EPS	$0.30	$0.31	$0.26	$0.24	$0.22

Average total assets	$44,011	$44,039	$43,256	$42,666	$40,317

Operating return on average assets (annualized)	0.95%	0.95%	0.83%	0.77%	0.68%

(1)	Security losses incurred as a tax planning strategy in response to tax reform enacted on December 22, 2017 are considered non-operating.
(2)	Includes a $6.5 million benefit realized in connection with tax reform enacted on December 22, 2017.

OPERATING RETURN ON AVERAGE TANGIBLE COMMON EQUITY

	Three Months Ended
(dollars in millions)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Operating earnings	$104.4	$104.5	$89.3	$82.6	$68.1

Average stockholders’ equity	$5,820	$5,774	$5,722	$5,696	$5,166
Less: Average preferred stock	244	244	244	244	244

Average common equity	5,576	5,530	5,478	5,452	4,922
Less: Average goodwill and average other acquisition-related intangible assets	2,558	2,564	2,524	2,415	2,134

Average tangible common equity	$3,018	$2,966	$2,954	$3,037	$2,788

Operating return on average tangible common equity (annualized)	13.8%	14.1%	12.1%	10.9%	9.8%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - Continued

OPERATING COMMON DIVIDEND PAYOUT RATIO

	Three Months Ended
(dollars in millions)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Common dividends paid	$58.8	$58.6	$58.3	$58.3	$52.7

Operating earnings	$104.4	$104.5	$89.3	$82.6	$68.1

Operating common dividend payout ratio	56.3%	56.1%	65.3%	70.6%	77.3%

TANGIBLE COMMON EQUITY RATIO
(dollars in millions)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Total stockholders’ equity	$5,845	$5,820	$5,746	$5,704	$5,195
Less: Preferred stock	244	244	244	244	244

Common equity Less: Goodwill and other	5,601	5,576	5,502	5,460	4,951
acquisition-related intangible assets	2,555	2,560	2,568	2,426	2,136

Tangible common equity	$3,046	$3,016	$2,934	$3,034	$2,815

Total assets Less: Goodwill and other	$44,101	$44,453	$43,998	$43,023	$40,230
acquisition-related intangible assets	2,555	2,560	2,568	2,426	2,136

Tangible assets	$41,546	$41,893	$41,430	$40,597	$38,094

Tangible common equity ratio	7.3%	7.2%	7.1%	7.5%	7.4%

TANGIBLE BOOK VALUE PER COMMON SHARE
(in millions, except per common share data)	March 31, 2018	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017
Tangible common equity	$3,046	$3,016	$2,934	$3,034	$2,815

Common shares issued	436.56	435.64	433.59	433.34	406.43
Less: Shares classified as treasury shares	89.02	89.04	89.04	89.04	89.04
Unallocated ESOP shares	6.53	6.62	6.71	6.79	6.88

Common shares	341.01	339.98	337.84	337.51	310.51

Tangible book value per common share	$8.93	$8.87	$8.68	$8.99	$9.07